Exhibit 5.1

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com CLIENT/MATTER NUMBER 041515-0195

December 2, 2011

Johnson Controls, Inc.

5757 North Green Bay Avenue

Milwaukee, Wisconsin 53209

Ladies and Gentlemen:

We have acted as counsel for Johnson Controls, Inc., a Wisconsin corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 333-157502) (the “Registration Statement”), including the prospectus constituting a part thereof, dated February 23, 2009, and the final supplement to the prospectus, dated November 29, 2011 (collectively, the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company in the manner set forth in the Registration Statement and the Prospectus of $400,000,000 aggregate principal amount of the Company’s 2.600% Senior Notes due 2016, $450,000,000 aggregate principal amount of the Company’s 3.750% Senior Notes due 2021 and $250,000,000 aggregate principal amount of the Company’s 5.250% Senior Notes due 2041 (collectively, the “Securities”). The Securities will be issued under the Senior Indenture, dated January 17, 2006 (the “Indenture”), between the Company and U.S. Bank National Association, as successor Trustee (the “Trustee”), and the Officers’ Certificate, dated December 2, 2011 (the “Officers’ Certificate”) establishing the terms and providing for the issuance of the Securities.

As counsel to the Company in connection with the proposed issuance and sale of the Securities, we have examined or are otherwise familiar with (i) the Restated Articles of Incorporation of the Company; (ii) the By-Laws of the Company, as amended to date; (iii) the Registration Statement, including the Prospectus and exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (iv) the Indenture and the Officers’ Certificate; and (v) such other documents, records and instruments as we have deemed necessary or appropriate to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing, assuming that (i) each of the Indenture and the Officers’ Certificate has been duly authorized, executed and delivered by, and represents the valid and binding obligations of, the Trustee and (ii) the Notes have been duly authenticated by the

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SHANGHAI	SILICON VALLEY TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

Johnson Controls, Inc.

December 2, 2011

Trustee, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Securities, when delivered by the Company in the manner and for the consideration contemplated by the Registration Statement and the Prospectus, will be legally issued and valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

We hereby consent to the deemed incorporation by reference of this opinion into the Registration Statement and the Prospectus and to the reference to our firm therein. In giving such consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP